Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$29,500,050
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,590,700)
Dividend Income	3,631
Interest Income	4,624
ETF Transaction Fees	2,450
Total Income (Loss)	$24,920,055

Expenses
General Partner Management Fees	$155,326
Professional Fees	20,939
Brokerage Commissions	18,115
Directors' Fees and insurance	7,126
SEC & FINRA Registration Expense	21,300
Total Expenses	$222,806
Net Income (Loss)	$24,697,249

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/21	$261,051,000
Withdrawals (2,050,000 Shares)	(39,940,906)
Net Income (Loss)	24,697,249

Net Asset Value End of Month	$245,807,343
Net Asset Value Per Share (11,900,000 Shares)	$20.66

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596